UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) /
OF THE SECURITIES EXCHANGE ACT OF 1934

December 15, 2008 (December 9, 2008)
Date of report (Date of earliest event reported)

VEMICS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada	95-4696799
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

000-52765
(Commission File Number)

523 Avalon Gardens Drive, Nanuet, New York 10954
(Address of principal executive offices) (Zip Code)

(845) 371-7380
(Registrant’s Telephone Number, Including Area Code)

      Check the appropriate box below if the Form 8-K filing is intended to satisfy simultaneously the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01. Entry into a Material Definitive Agreement

On December 9, 2008, Vemics, Inc., a Nevada corporation (the “Company”), entered into a Strategic Co-Marketing and Integration Agreement (the “Agreement”) with NaviMedix, Inc., a Massachusetts corporation (“NaviMedix”).  NaviMedix develops and implements web-based systems, services and applications that manage administrative, clinical and financial transactions between health plans and healthcare providers.

Pursuant to the Agreement, the parties intend to integrate the services offered through the Company’s iMedicor Portal with “Navinet,” Navimedix’s healthcare communications solution on a non-exclusive basis.  The Company and NaviMedix intend to provide the resulting integrated solution to medical device and pharmaceutical companies and Navinet-enabled healthcare provider offices.  The parties will work together to develop and present an integration plan within 30 days of the effective date of the Agreement and anticipate that the implementation of the plan to commence following the first customer’s signed agreement to proceed with the integrated solution.  The parties will use commercially reasonable efforts to work together to pursue potential customers of the integrated solution.

The Agreement provides for sharing of the fees generated from the integrated solution on an equal basis.  The initial term of the Agreement is three years providing for automatic renewal for one-year periods unless either party provides written notice of non-renewal within ninety days of the expiration of the initial term or a subsequent one-year term.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 99.1 hereto and such exhibit is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.         Description
99.1                      Strategic Co-Marketing and Integration Agreement between Vemics, Inc. and NaviMedix, Inc., a Massachusetts corporation entered into December 9, 2008.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vemics, Inc.

December 15, 2008                                                 /s/ Craig Stout
  Craig Stout
  Chief Operating Officer and Interim Chief Financial Officer
Index to Exhibits

Exhibit No.
99.1	Strategic Co-Marketing and Integration Agreement between Vemics, Inc. and NaviMedix, Inc., a Massachusetts corporation entered into December 9, 2008.